UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
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☐	Soliciting Material Pursuant to §240.14a-12
Kaiser Aluminum Corporation
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Kaiser Aluminum Corporation
27422 Portola Parkway, Suite 200
Foothill Ranch, CA 92610-2831
SUPPLEMENT TO
PROXY STATEMENT DATED APRIL 29, 2010
FOR
THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 8, 2010

          We have previously sent to our stockholders proxy materials in connection with the solicitation of proxies for use at our 2010 Annual Meeting of Stockholders to be held on Tuesday, June 8, 2010, including our Proxy Statement dated April 29, 2010, which contains important information about the matters to be acted upon at the Annual Meeting. Such matters include, among others, the approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan attached as Appendix A to the Proxy Statement.
          Following its review of the recent RiskMetrics Group analysis of the matters to be acted upon at the Annual Meeting, on June 1, 2010, our board of directors amended the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan attached as Appendix A to the Proxy Statement to reduce the maximum number of shares of our common stock that may be issued thereunder, taking into account all shares issued under the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan since it initially became effective on July 6, 2006, from 3,722,222 to 2,722,222. The full text of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan, as restated to reflect such amendment, is attached as Exhibit 10.1 to our Current Report on Form 8-K dated and filed on June 1, 2010.
          As a result of the amendment described herein, a 500,000, rather than a 1,500,000, increase in the number of shares available for issuance in respect of equity awards will be effected by approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan. We believe that such amendment effectively addresses any concerns raised in RiskMetrics Group’s analysis and that, as a result of such amendment, RiskMetrics Group will now issue a favorable voting recommendation with respect to the approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan.
          We intend to present the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan, as amended as described above, to stockholders for approval at the Annual Meeting.
          Our board of directors recommends a vote “FOR” approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan, as amended as described above.
          If a stockholder has voted or hereafter votes his, her or its shares by proxy for the approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan, such vote will constitute a vote for the approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan, as amended as described above.
          If a stockholder has already voted his, her or its shares by proxy and wishes to change his, her or its vote, such stockholder may revoke his, her or its proxy at any time before voting takes place at the Annual Meeting. A stockholder may revoke his, her or its proxy by:
•	voting again over the Internet or by telephone no later than 11:59 p.m., Eastern Time, on Monday, June 7, 2010;

•	submitting a properly signed proxy card with a later date;

•	delivering, no later than 5:00 p.m., Eastern Time, on Monday, June 7, 2010, written notice of revocation to our Secretary, c/o BNY Mellon Shareowner Services, P.O. Box 3550, South Hackensack, New Jersey 07606-9250; or

•	attending the Annual Meeting and voting in person.
     A stockholder’s attendance alone will not revoke his, her or its proxy. To change his, her or its vote, a stockholder must also vote in person at the Annual Meeting. If a stockholder instructs a broker to vote his, her or its shares, such stockholder must follow his, her or its broker’s directions for changing those instructions.
     This Supplement is first being released to stockholders on or about June 1, 2010. This Supplement to the Proxy Statement should be read together with the Proxy Statement. The information contained in this Supplement modifies or supersedes any inconsistent information contained in the Proxy Statement.

By	Order of the Board of Directors,

John M. Donnan
Senior Vice President, Secretary and General Counsel

Foothill Ranch, California
June 1, 2010